Exhibit 99.1

 Benihana Inc. Reports Fourth Quarter and Year-End Operating Results

    MIAMI--(BUSINESS WIRE)--May 25, 2004--Benihana Inc. (NASDAQ:BNHNA and BNHN), operator of one of the nation's largest chains of Asian restaurants, today reported operating results for the fourth quarter and fiscal year ended March 28, 2004.
    For the fiscal 2004 fourth quarter, total revenues increased 9.4%, to $50.7 million, compared with $46.3 million in the corresponding year-earlier period. Net income equaled $0.31 per fully diluted share, based on 9.6 million shares and equivalents outstanding, in line with the Company's guidance, compared with $0.33 per fully diluted share a year ago, based on 9.2 million shares and equivalents outstanding. For the fiscal year ended 2004, total revenues amounted to $203.0 million, compared with $189.2 million in the previous fiscal year, a 7.2% increase. Fiscal 2004 earnings equaled $1.01 per fully diluted share, compared with $1.01 per fully diluted share in fiscal 2003.
    "Fiscal 2004 closed on a solid note and with consumers in a more confident mood we are looking forward to further gains in the new year," said Joel A. Schwartz, President. "Comparable restaurant sales, as previously reported, were favorable for all concepts in the fourth quarter, and they have remained firmly positive as fiscal 2005 gets underway. Our Company continued to grow last year, with seven new restaurants added and another six currently under active development. The design initiative we have undertaken to develop a teppanyaki restaurant program aimed at improving unit-level economics by developing a more standardized remodeling and building platform for new restaurants, while also shortening construction time and improving the decor, is moving along. The program is expected to contribute importantly in our growth plans for our flagship concept. We also continue to effectively manage labor costs, food and other expenses, while realizing improved productivity from sales leverage. Price increases in our restaurants have been minimal, and customer counts among all our restaurant concepts continue to rise, reaching an 8 million annualized rate in the fourth quarter. The outlook for fiscal 2005, our 40th year, and beyond is very bright."

    Fourth Quarter

    Fiscal fourth quarter gross profit (restaurant sales less cost of food and beverage sales) increased 8.7%, to $37.7 million, compared with $34.7 million in the corresponding year-earlier period. The cost of food and beverage sales, as a percentage of total restaurant sales, increased slightly from last year (25.0% vs. 24.6%, respectively). Beef costs were at the lowest point early in the quarter and increased steadily through the quarter. Labor and related costs as a percentage of restaurant sales improved to 34.8% in the fourth quarter of fiscal 2004 from 35.6% in the prior year period. Restaurant operating profit for the quarter increased to $8.7 million, compared with $8.4 million in the corresponding year ago period, an increase of 4.1%, and from $7.3 million in the preceding fiscal 2004 third quarter, a gain of 19.2%.
    Due to slightly higher restaurant opening and marketing, general and administrative expenses, pre-tax income was down slightly, to $4.7 million, compared with $4.8 million in the corresponding year-earlier period. Fiscal 2004 fourth quarter net income amounted to $2.9 million, compared with $3.1 million a year ago.
    As noted, comparable store sales for the fourth quarter of fiscal 2004 increased by 2.6%, with the teppanyaki restaurants posting a 1.2% increase, following two quarters of negative comparable sales, while Haru and RA Sushi rang up a comparable sales increase of 10.0% and 10.7%, respectively. All regions other than Texas had positive comparable sales in the Teppan business and in the Texas market comps showed significant improvement during the quarter. In addition to the increase in comparable sales, total restaurant sales benefited from the opening of five new restaurants during the year. Guest counts increased 8% in the quarter, and the average check, company-wide, increased 19 cents to $23.80.

    Fiscal 2004 Results

    For the full year, the 13 periods ended March 28, 2004; total revenues increased 7.2%, to $203.0 million. Gross profit increased 5.8%, to $149.9 million, and the restaurant operating profit advanced 6.3%, to $31.9 million, from $30.0 million in fiscal 2003. After restaurant opening costs (up to $1.8 million, from $0.5 million the previous year) and marketing, general and administrative expenses (increasing by $850,000 from the previous year largely as a result of the RA Sushi acquisition), operating income amounted to $15.3 million, compared with $15.3 million in the prior year. Fiscal 2004 net income amounted to $9.2 million, compared with $9.5 million in fiscal 2003, while fully diluted per share net income equaled $1.01, on 9.2 million shares and equivalents outstanding, compared with $1.01, on 9.4 million shares and equivalents, in the prior year.

    New Restaurants

    Seven restaurants opened during the year. Included were new teppanyaki restaurants in Scottsdale, AZ, Alpharetta, GA, Westbury, NY and Bethesda, MD, which replaced an older unit that was closed. Benihana teppanyaki restaurants currently under development include units in Coral Gables, FL, replacing an older one in nearby Kendall, and in Carlsbad, CA, for a projected total of 58. RA Sushi last year added three restaurants - in San Diego, CA, Tucson, AZ and, in the fourth quarter, Chicago, IL - bringing the chain to seven units. The high energy sushi restaurant chain has under development new restaurants in Las Vegas, NV, and Huntington Beach, CA. Haru, with five restaurants in New York City, has under development a new restaurant in Philadelphia, PA, slated to open later this year, and it recently signed a lease for a new restaurant in the Gramercy Park area of New York City.

    Outlook

    The first quarter of fiscal 2005 should be satisfactory as comparable sales and total restaurant sales continue to improve. Although commodity costs, notably beef, have increased towards the end of the fourth quarter, increased productivity should minimize the effect of higher food costs. Earnings for the period are expected to be within the range of $0.31 to $0.33 per fully diluted share.

    About Benihana

    Benihana, now in its 40th year and one of the nation's largest chains of Asian restaurants, currently operates 69 restaurants nationwide, including 56 Benihana teppanyaki restaurants, five Haru sushi restaurants, seven RA Sushi Bar Restaurants and one Doraku restaurant. In addition, a total of 23 franchised Benihana teppanyaki restaurants are now open or under development in the U.S. and Latin America.

    Statements in this press release concerning the Company's business outlook or future economic performance, anticipated profitability, revenues, expenses or other financial items, together with other statements that are not historical facts, are "forward-looking statements" as that term is defined under Federal Securities Laws. "Forward-looking statements" are subject to risks, uncertainties and other factors which could cause actual results to differ materially from those stated in such statements. Such risks, uncertainties and factors include, but are not limited to, changes in customers' tastes and preferences, acceptance of the Company's concepts in new locations, obtaining qualified personnel, industry cyclicality, fluctuations in customer demand, the seasonal nature of the business, fluctuations of commodities costs, the ability to complete construction of new units in a timely manner, obtaining governmental permits on a reasonably timely basis, and general economic conditions, as well as other risks detailed in the Company's filings with the Securities and Exchange Commission. The Company disclaims any obligations to update any forward-looking statement as a result of developments occurring after the date of this press release.

    Conference Call Scheduled

    A conference call conducted by Benihana Inc. management will take place on May 25, 2004 at 11:00 A.M. (ET). You may listen over the Internet at http://www.benihana.com. To listen to the live call on the Internet, please go to the web site at least fifteen minutes early to register, download and install any necessary audio software. A replay will be available two hours after the end of the live call, through midnight June 6, 2004. For replay, dial 877-519-4471 and use PIN number 4781549.






Benihana Inc.
Consolidated Statements of
 Operations
           (Unaudited)
                                          Three Periods Ended
                                      (amounts in thousands except
                                       share and per share data)
                                  March 28, March 30,
                                    2004      2003   $Change   %Change
Restaurant sales                   $50,261   $45,993  $4,268      9.3%
Franchise fees & royalties             393       311      82     26.4%
                                 -------------------------------------
                                    50,654    46,304   4,350      9.4%
Cost of food & beverage sales       12,538    11,300   1,238     11.0%
                                 -------------------------------------
Gross profit                        37,723    34,693   3,030      8.7%
                                 -------------------------------------
Restaurant operating expenses:
Labor and related costs             17,489    16,356   1,133      6.9%
Restaurant supplies                    984       875     109     12.5%
Credit card discounts                  851       787      64      8.1%
Utilities                            1,171     1,000     171     17.1%
Occupancy costs                      3,022     2,531     491     19.4%
Depreciation and amortization        2,142     1,876     266     14.2%
Other restaurant operating
 expenses                            3,332     2,879     453     15.7%
                                 -------------------------------------
Total restaurant operating
 expenses                           28,991    26,304   2,687     10.2%
                                 -------------------------------------
Restaurant operating profit          8,732     8,389     343      4.1%
Restaurant opening costs               293       131     162    123.7%
Marketing, general and
 administrative expenses             3,862     3,528     334      9.5%
                                 -------------------------------------
Income from operations               4,970     5,041     (71)    -1.4%
Interest expense, net                  133       157     (24)   -15.3%
Minority interest, net                 164       106      58     54.7%
                                 -------------------------------------
Income before income taxes           4,673     4,778    (105)    -2.2%
Income tax provision                 1,758     1,715      43      2.5%
                                 -------------------------------------
Net income                          $2,915    $3,063   $(148)    -4.8%
                                 =====================================
Basic earnings per share             $0.32     $0.35  $(0.02)    -5.7%
                                 =====================================
Diluted earnings per share           $0.31     $0.33  $(0.02)    -6.1%
                                 =====================================
Shares and equivalents
 outstanding                     9,550,000 9,166,000




                                        Thirteen Periods Ended
                                       (amounts in thousands except
                                       share and per share data)
                                  March 28, March 30,
                                    2004      2003   $Change   %Change
Restaurant sales                  $201,335  $187,913 $13,422      7.1%
Franchise fees & royalties           1,628     1,331     297     22.3%
                                 -------------------------------------
                                   202,963   189,244  13,719      7.2%
Cost of food & beverage sales       51,437    46,182   5,255     11.4%
                                 -------------------------------------
Gross profit                       149,898   141,731   8,167      5.8%
                                 -------------------------------------
Restaurant operating expenses:
Labor and related costs             71,812    70,262   1,550      2.2%
Restaurant supplies                  3,945     3,630     315      8.7%
Credit card discounts                3,465     3,240     225      6.9%
Utilities                            4,854     4,262     592     13.9%
Occupancy costs                     11,742    10,342   1,400     13.5%
Depreciation and amortization        8,313     7,077   1,236     17.5%
Other restaurant operating
 expenses                           13,884    12,912     972      7.5%
                                 -------------------------------------
Total restaurant operating
 expenses                          118,015   111,725   6,290      5.6%
                                 -------------------------------------
Restaurant operating profit         31,883    30,006   1,877      6.3%
Restaurant opening costs             1,845       485   1,360    280.4%
Marketing, general and
 administrative expenses            16,362    15,512     850      5.5%
                                 -------------------------------------
Income from operations              15,304    15,340     (36)    -0.2%
Interest expense, net                  457       528     (71)   -13.4%
Minority interest, net                 643       477     166     34.8%
                                 -------------------------------------
Income before income taxes          14,204    14,335    (131)    -0.9%
Income tax provision                 4,965     4,862     103      2.1%
                                 -------------------------------------
Net income                          $9,239    $9,473   $(234)    -2.5%
                                 =====================================
Basic earnings per share             $1.04     $1.08  $(0.04)    -3.7%
                                 =====================================
Diluted earnings per share           $1.01     $1.01      $-      0.0%
                                 =====================================
Shares and equivalents
 outstanding                     9,155,000 9,409,000




                                           Three Periods Ended
                                          (amounts in thousands)
                                  March 28, March 30,
Sales by concept:                     2004     2003  $Change   %Change
   Benihana                         $40,931  $38,416  $2,515      6.5%
   Haru                               5,255    4,776     479     10.0%
   RA Sushi                           3,714    2,407   1,307     54.3%
   Sushi Doraku                         361      394     (33)    -8.4%
                                   --------------------------
Total restaurant sales              $50,261  $45,993  $4,268
                                   ==========================

Comparable sales by concept:
   Benihana                         $38,226  $37,768    $458      1.2%
   Haru                               5,255    4,776     479     10.0%
   RA Sushi                           2,664    2,407     257     10.7%
   Sushi Doraku                         361      362      (1)    -0.3%
                                   --------------------------
Total restaurant comparable sales   $46,506  $45,313  $1,193      2.6%
                                   ==========================
                                         Thirteen Periods Ended
                                          (amounts in thousands)
                                  March 28, March 30,
Sales by concept:                     2004     2003  $Change   %Change
   Benihana                        $166,452 $162,742  $3,710      2.3%
   Haru                              21,871   20,181   1,690      8.4%
   RA Sushi                          11,574    3,226   8,348    258.8%
   Sushi Doraku                       1,438    1,764    (326)   -18.5%
                                   --------------------------
Total restaurant sales             $201,335 $187,913 $13,422
                                   ==========================

Comparable sales by concept:
   Benihana                        $158,905 $160,912 $(2,007)    -1.2%
   Haru                              21,871   20,181   1,690      8.4%
   RA Sushi                           3,557    3,226     331     10.3%
   Sushi Doraku                       1,439    1,257     182     14.5%
                                   --------------------------
Total restaurant comparable sales  $185,772 $185,576    $196      0.1%
                                   ==========================




                                       Three Periods  Thirteen Periods
                                            Ended           Ended
                                       March   March   March   March
                                        28,     30,     28,     30,
                                        2004    2003    2004    2003
Restaurant sales                       100.00% 100.00% 100.00% 100.00%
Cost of food and beverage sales         24.95%  24.57%  25.55%  24.58%
                                      --------------------------------
Gross profit                            75.05%  75.43%  74.45%  75.42%
                                      --------------------------------
Restaurant operating expenses:
Labor and related costs                 34.80%  35.56%  35.67%  37.39%
Restaurant supplies                      1.96%   1.90%   1.96%   1.93%
Credit card discounts                    1.69%   1.71%   1.72%   1.72%
Utilities                                2.33%   2.17%   2.41%   2.27%
Occupancy costs                          6.01%   5.50%   5.83%   5.50%
Depreciation and amortization            4.26%   4.08%   4.13%   3.77%
Other restaurant operating expenses      6.63%   6.26%   6.90%   6.87%
                                      --------------------------------
Total restaurant operating expenses     57.68%  57.18%  58.62%  59.45%
                                      --------------------------------
Restaurant operating profit             17.37%  18.25%  15.83%  15.97%
                                      ================================

    CONTACT: Benihana Inc.
             Joel A. Schwartz
             or
             Michael R. Burris, 305-593-0770
             or
             Corporate Relations:
             Anreder & Company
             Steven Anreder, 212-532-3232